UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2016 (December 13, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Limited Waiver

As previously disclosed on November 1, 2016, in connection with the interest payment default on the 2021 Notes (as defined below), Memorial Production Partners LP (the “Partnership”), Memorial Production Operating LLC (“Operating LLC”), certain subsidiaries of the Partnership, Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Administrative Agent”), and the lenders consenting thereto, entered into the Limited Waiver and Twelfth Amendment thereto (as amended, the “Limited Waiver”) with respect to the Credit Agreement, dated as of December 14, 2011, by and among the Partnership, the Operating LLC, the Administrative Agent and the other agents and lenders party thereto from time to time.

On November 30, 2016, the Partnership entered into the First Amendment to Limited Waiver, which extended the outside date of the limited waiver period under the Limited Waiver from November 30, 2016 to December 16, 2016.

On December 16, 2016, the Partnership entered into the Second Amendment to Limited Waiver (the “Waiver Amendment”), which extended the outside date of the limited waiver period under the Limited Waiver from December 16, 2016 to January 13, 2017. The Partnership also agreed to liquidate at least $200 million of commodity derivatives and to use the net cash proceeds therefrom to repay outstanding borrowings under the revolving credit facility (with a corresponding reduction in the aggregate elected commitments of the lenders).

A copy of the Waiver Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference. The above description of the Waiver Amendment is qualified in its entirety by the full text of such exhibit.

Amendment to Notes Forbearance

As previously disclosed on December 1, 2016, on November 30, 2016, Memorial Production Partners LP (the “Partnership”) entered into (i) a Forbearance (the “2021 Notes Forbearance”) among the Partnership, Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp”), certain guarantors party thereto, and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners (the “2021 Holders”) of 51.7% of the aggregate principal amount of the Partnership’s 7.625% senior notes due 2021 (the “2021 Notes”) and (ii) a Forbearance (the “2022 Notes Forbearance” and, together with the 2021 Notes Forbearance, the “Forbearances”) among the Partnership, Finance Corp, certain guarantors party thereto, and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners (the “2022 Holders”) of 69% of the aggregate principal amount of the Partnership’s 6.875% senior notes due 2022 (the “2022 Notes”).

The 2021 Notes were issued pursuant to that certain Indenture, dated as of April 17, 2013 (as subsequently amended, modified or supplemented, the “2021 Indenture”), among the Partnership, Finance Corp, the guarantors party thereto and Wilmington Trust National Association, as successor trustee (the “Trustee”). The 2022 Notes were issued pursuant to that certain Indenture, dated as of July 17, 2014 (as subsequently amended, modified or supplemented, the “2022 Indenture”), among the Partnership, Finance Corp, the guarantors party thereto and the Trustee.

Pursuant to each Forbearance, among other provisions, each 2021 Holder and 2022 Holder agreed that during the Forbearance Period (as defined in each Forbearance), subject to certain conditions, it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the 2021 Holders, the 2022 Holders or the Trustee, as applicable, solely with respect to the failure to make the interest payment due on November 1, 2016 on the 2021 Notes, and the subsequent default for 30 days in such payment, which constitutes an event of default under the 2021 Indenture (the “Interest Default”) and may result in a cross default under the 2022 Indenture (the “Cross Default”).

As previously disclosed, on December 7, 2016, the Partnership, Finance Corp and certain guarantors party thereto entered into (i) a First Amendment to the 2021 Notes Forbearance with the 2021 Holders listed therein (the “2021 First Amendment”) and (ii) a First Amendment to the 2022 Notes Forbearance with the 2022 Holders listed therein (the “2022 First Amendment” and, together with the 2021 First Amendment, the

“Amendments”). The Amendments, among other things, extended the forbearance period under the applicable Forbearance until the earliest to occur of (a) 11:59 p.m. (New York City time) on December 16, 2016 (the “Forbearance Date”), (b) the occurrence of any event of default under the applicable indenture, other than the Interest Default or the Cross Default, as applicable, and (c) two (2) calendar days following the Partnership’s receipt of notice from any 2021 Holder or 2022 Holder of any breach of the conditions or agreements set forth in the 2021 Notes Forbearance or the 2022 Notes Forbearance (which breach remains uncured).

Effective as of December 16, 2016, the Partnership, Finance Corp and certain guarantors party to the Forbearances and certain 2021 Holders listed in the 2021 First Amendment and 2022 Holders listed in the 2022 First Amendment agreed to extend the Forbearance Date to January 13, 2017.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2016, Memorial Production Partners LP (the “Partnership”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Partnership that the Partnership’s common units representing limited partner interests (“common units”) closed below the $1.00 per common unit minimum bid price required by NASDAQ Listing Rule 5450(a)(1) for 30 consecutive business days. The notice has no immediate effect on the listing or trading of the Partnership’s common units, which will continue to trade on The Nasdaq Global Select Market under the symbol “MEMP.”

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Partnership has a period of 180 calendar days, or until June 12, 2017, to achieve compliance with the minimum bid price requirement. The Partnership may regain compliance with the minimum bid price requirement if at any time before June 12, 2017, the bid price for the Partnership’s common units closes at $1.00 per common unit or above for a minimum of 10 consecutive business days.

The Partnership intends to actively monitor the bid price of its common units and will consider available options to regain compliance with the listing requirements.

Item 7.01. Regulation FD Disclosure.

On December 19, 2016, the Partnership issued a press release announcing entry into the Waiver Amendment and the extension of the Forbearance Date under the Forbearances, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any Partnership filing, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Limited Waiver, dated as of December 16, 2016, among Memorial Production Operating LLC, Memorial Production Partners LP, certain other guarantors and lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders

99.1	Press release dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: December 19, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Limited Waiver, dated as of December 16, 2016, among Memorial Production Operating LLC, Memorial Production Partners LP, certain other guarantors and lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders

99.1	Press release dated December 19, 2016